UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

ACV AUCTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	47-2415221
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

640 Ellicott Street, #321 Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, $0.001 par value per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section I 2(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section l 2(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐
Securities Act registration statement file number to which this form relates (if applicable): Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: None
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered
ACV Auctions Inc. (the “Registrant”) is filing this Registration Statement on Form 8-A with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the transfer of the listing of its Class A common stock, par value $0.001 per share (the “Common Stock”), from the Nasdaq Stock Market, LLC (“Nasdaq”) to the New York Stock Exchange (the “NYSE”). The Registrant expects that listing and trading of the Common Stock on the Nasdaq will end at market close on March 21, 2025, and that trading will begin on the NYSE at market open on March 24, 2025.
The description of the Common Stock included in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (File No. 001-40256), filed with the Securities and Exchange Commission on February 19, 2025, is incorporated by reference herein, except that any reference to Nasdaq is hereby amended to refer to the NYSE.

Item 2.	Exhibits
Not Applicable.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ACV AUCTIONS INC.

Date: March 20, 2025	By:	/s/ Leanne Fitzgerald
	Name:	Leanne Fitzgerald
	Title:	Chief Legal Officer